EXHIBIT 99.1 - First Commonwealth Financial Corporation Press Release
                           dated January 22, 2004

To:	All Area News Agencies	For More Information Contact:

From:	First Commonwealth	John Dolan, Executive Vice President and
	Financial Corporation	Chief Financial Officer
First Commonwealth Financial Corporation
Date:	January 22, 2004	(724) 349-7220

FIRST COMMONWEALTH ANNOUNCES 2003 EARNINGS

INDIANA, PA - First Commonwealth Financial Corporation (NYSE:FCF) reported net income of $53.3 million for the year 2003 which translates into $0.90 basic and diluted earnings per share compared to $43.5 million net income and $0.75 basic and $0.74 diluted earnings per share for the twelve months of 2002.

The 2003 results include the earnings of Pittsburgh Financial Corp., since December 5, 2003, the effective date of the merger.  The 2003 results also reflect the effects of $3.0 million (pre-tax) gain on the sale of branches and $610 thousand (pre-tax) partial recovery from insurance related to the litigation loss of the previous year.  The 2002 results include the effects of $6.1 million (pre-tax) restructuring costs and $8.0 million (pre-tax) settlement of litigation.  These items, net of tax, increased net income in 2003 by $2.4 million, and reduced net income by $9.2 million in 2002.  Return on equity was 12.95% and return on assets was 1.12% for 2003 compared to 11.09% and 0.96%, respectively in 2002.

Net income for the fourth quarter 2003 was $12.7 million, and was within $10 thousand of net income for the same period of 2002.  Basic and diluted earnings per share were $0.21 for the 2003 quarter and compared to $0.22 for the 2002 quarter.

Net Interest Income
Net interest income declined $9.4 million in 2003, primarily as the earning asset yields declined faster than the cost of funds.  Net interest income, on a fully tax-equivalent basis, as a percentage of average earning assets ("net interest margin") declined from 3.80% in 2002 to 3.47% in 2003.  Net interest income for the fourth quarter 2003 was $36.3 million or $2.3 million less than that of the related 2002 quarter.

Noninterest Income
Net securities gains were $5.9 million (pre-tax) in 2003 and $642 thousand (pre-tax) in 2002.  During 2003 the Corporation sold some debt securities but gains were primarily from the sale of equity securities.  The sale of debt securities occurred in the first quarter 2003 and had an

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average remaining life of one year with proceeds being reinvested in securities with an average life of three years to partially mitigate the Corporation's exposure to low and declining interest rates.

Noninterest income, excluding the net securities gains and the gain on the sale of branches described above, increased $3.0 million in the twelve months of 2003 when compared to the 2002 period.  For the fourth quarter 2003 noninterest income, excluding the securities gains, increased $610 thousand over the 2002 quarter.  The most significant improvements were driven by deposit fee increases and merchant discount fee income.

Noninterest Expense
Noninterest expense decreased $12.8 million in 2003 when compared to 2002, primarily reflecting the effects of the abovementioned litigation settlement and restructuring charges in 2002.  The fourth quarter 2003 decreased $396 thousand when compared to the fourth quarter of 2002.

Provision for Credit Losses
The provision for credit losses increased $547 thousand during 2003 when compared to the 2002 year.  Net charge-offs were $13.0 million in 2003, reflecting an increase of $1.1 million over the twelve months of 2002.  The provision for credit losses for the fourth quarter 2003 was $845 thousand less than that of the final quarter of 2002, reflecting the improvement in credit quality discussed below.

Credit Quality
Nonperforming loan levels at December 31, 2003, improved significantly when compared to yearend 2002.  Nonaccrual loans were reduced by $11.0 million.  The largest credit was $6.1 million bearing an 80% guaranty of a U.S. government agency.  It was resolved without additional charge-off in the fourth quarter 2003.  The remaining improvement in nonaccrual and past due credits related to a variety of borrowers.  The Corporation believes that the allowance for credit losses is adequate at this time.  Other significant credits are monitored closely.  The uncertain economic conditions present a risk to the company and the industry but management feels that its risk management process is thorough and serves as an early warning system so that an appropriate response will be promptly implemented.

First Commonwealth Financial Corporation is a $5.2 billion bank holding company headquartered in Indiana, PA.  It operates in 17 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank.  Financial services and insurance products are also provided through First Commonwealth Trust Company, First Commonwealth Financial Advisors, Inc. and First Commonwealth Insurance Agency.  The Corporation also operates First Commonwealth Systems Corporation, a data processing subsidiary, First Commonwealth Professional Resources, Inc., a support services subsidiary, and jointly owns Commonwealth Trust Credit Life Insurance Company, a credit life reinsurance company.

Statements contained in this press release that are not historical facts are forward looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from estimates results.  Such risks and uncertainties are detailed in the Corporation's filings with the Securities and Exchange Commission.

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FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

	For the Quarter		For the 12 Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Interest income	$60,665	$66,383	$243,773	$275,568
Interest expense	24,409	27,790	100,241	122,673
Net interest income	36,256	38,593	143,532	152,895
Provision for credit losses	2,350	3,195	12,770	12,223
Net interest income after provision for credit losses	33,906	35,398	130,762	140,672

Securities gains	230	1	5,851	642
Trust income	1,331	1,226	5,142	5,008
Service charges on deposits	3,462	3,089	13,013	11,538
Gain on sale of branches	0	0	3,041	0
Insurance commissions	750	769	3,305	3,631
Income from bank owned life insurance	1,108	1,283	4,342	4,711
Other income	3,437	3,111	13,750	11,676
Total other income	10,318	9,479	48,444	37,206

Salaries and employee benefits	15,500	14,234	61,144	58,149
Net occupancy expense	1,688	1,783	7,456	6,750
Furniture and equipment expense	2,478	2,613	10,096	9,970
Data processing expense	684	640	2,520	2,124
Pennsylvania shares tax expense	1,085	977	4,301	3,937
Intangible amortization	27	8	43	203
Litigation settlement	0	0	(610)	8,000
Restructuring charges	0	551	0	6,140
Other operating expense	7,034	8,086	27,705	30,168
Total other expenses	28,496	28,892	112,655	125,441
Income before income taxes	15,728	15,985	66,551	52,437
Applicable income taxes	2,994	3,241	13,251	8,911
Net income	$12,734	$12,744	$53,300	$43,526

Average shares outstanding	59,577,396	58,608,857	59,002,277	58,409,614
Average shares outstanding assuming dilution	60,122,833	58,765,383	59,387,055	58,742,018

Per Share Data:
Basic earnings per share	$0.21	$0.22	$0.90	$0.75
Diluted earnings per share	$0.21	$0.22	$0.90	$0.74
Cash dividends per share	$0.160	$0.155	$0.625	$0.605

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Asset Quality Data At December 31,
	2003	2002
Loans on nonaccrual basis	$12,459	$23,450
Past due loans	10,586	14,774
Renegotiated loans	195	207
Total nonperforming loans	$23,240	$38,431
Loans outstanding at end of period	$2,824,882	$2,608,634
Average loans outstanding(year-to-date)	$2,640,935	$2,597,862
Allowance for credit losses	$37,385	$34,496
Nonperforming loans as percent of total loans	0.82%	1.47%
Net charge-offs(year-to-date)	$12,990	$11,884
Net charge-offs as percent of average loans	0.49%	0.46%
Allowance for credit losses as percent of average loans
outstanding	1.42%	1.33%
Allowance for credit losses as percent of nonperforming
loans	160.86%	89.76%
Other real estate owned	$1,866	$1,651

End of Period Data At December 31,
	2003	2002
Assets	$5,189,195	$4,524,743
Earning assets	$4,903,674	$4,291,216
Securities	$2,073,430	$1,680,609
Loans,net of unearned income	$2,824,882	$2,608,634
Total deposits	$3,288,275	$3,044,124
Non-interest bearing deposits	$408,647	$377,466
NOW, Moneymarket & Savings	$1,413,069	$1,172,538
Time deposits	$1,466,559	$1,494,120
Short-term borrowings	$634,127	$469,065
Long-term debt	$793,972	$579,934
Other liabilities	$41,875	$30,230
Shareholders' equity	$430,946	$401,390
Shares outstanding	60,712,020	58,962,543
Book value per share	$7.10	$6.81
Market value per share	$14.26	$11.50

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED SELECTED FINANCIAL DATA
(Dollar Amounts in Thousands, except per share data)

Quarter To Date Average Balances At December 31,
	2003	2002
Assets	$4,918,810	$4,517,589
Earning assets	$4,656,482	$4,264,709
Securities	$1,980,762	$1,659,659
Loans,net of unearned income	$2,673,358	$2,603,148
Deposits	$3,164,527	$3,079,796
Shareholders' Equity	$418,531	$402,671

YearTo Date Average Balances At December 31,
	2003	2002
Assets	$4,738,035	$4,540,741
Earning assets	$4,474,553	$4,294,517
Securities	$1,831,970	$1,694,511
Loans,net of unearned income	$2,640,935	$2,597,862
Deposits	$3,155,829	$3,117,644
Shareholders' Equity	$411,450	$392,439

Profitability Ratios
	For the Quarter		For the 12 Months
	Ended December 31,		Ended December 31,
	2003	2002	2003	2002
Return on average assets	1.03%	1.12%	1.12%	0.96%
Return on average equity	12.07%	12.56%	12.95%	11.09%
Yield on earning assets (FTE)	5.44%	6.45%	5.72%	6.66%
Total cost of funds	2.37%	2.97%	2.55%	3.27%
Net interest margin (FTE)	3.34%	3.84%	3.47%	3.80%
Efficiency ratio (FTE) (a)	57.56%	56.89%	55.27%	62.57%
Fully tax equivalent adjustment	$2,931	$2,715	$11,844	$10,381

(a) Efficiency ratio is "total other expenses" as a percentage of total revenue.
Total revenue consists of "net interest income, on a fully tax-equivalent basis", plus "total other income".